Solo Brands, Inc. Issues Fiscal Year 2026 Financial Guidance

Grapevine, Texas, March 23, 2026: Solo Brands, Inc. (NYSE: SBDS) (“Solo Brands” or “the Company”) a leading portfolio of lifestyle brands (Solo Stove, Chubbies, Isle and Oru) that are redefining the outdoor and apparel industries, today announced financial guidance for the fiscal year 2026.

“Today, ahead of an upcoming investor conference, we are providing annual guidance. We entered 2026 as a much leaner business with a significantly improved cost structure and greater visibility into our forward trajectory. Despite an anticipated year over year decline in net sales and adjusted EBITDA performance in the first quarter of 2026, due in part to some retail re-timing from late Q1 into early Q2 and marketing investment in new product launches, we are encouraged by early signs of improving demand and retail sell-ins heading into the second quarter.   As we anticipate sales rates to stabilize, driven by our new product launches, we expect to deliver meaningful improvements in bottom line profitability for 2026,” said John Larson, President and Chief Executive Officer.

In millions	FY25 Actual	FY26 Guidance

Net Sales	$316.8	$280 - $310

Adjusted EBITDA*	$18.5	$24 - $30

FY26 Guidance Assumes:
- Continued uneven demand environment
- Estimated tariff impacts in light of recent judicial decisions, including receipt of anticipated refunds and rate reductions
- Positive impact from existing and incremental payroll reductions and restructuring discussed on March 19, 2026, earnings conference call

The Company’s full year 2026 guidance is based on a number of assumptions that are subject to change and many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

* The Company has not provided a quantitative reconciliation of forecasted adjusted EBITDA to forecasted GAAP net income (loss) within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, equity-based compensation with respect to future grants and forfeitures, which could materially affect the computation of forward-looking GAAP net income, and are inherently uncertain and depend on various factors, some of which are outside of the Company’s control.

About Solo Brands, Inc.

Solo Brands, headquartered in Grapevine, TX, is a leading omnichannel lifestyle brand company. Leveraging e-commerce, strategic retail relationships and physical retail stores, Solo Brands offers innovative products to consumers through five lifestyle brands – Solo Stove and TerraFlame, known for firepits, stoves, and accessories; Chubbies, a premium casual apparel and activewear brand; ISLE, maker of inflatable and hard paddle boards and accessories; and Oru Kayak, innovator of origami folding kayaks.

Contacts:
Mark Anderson, Senior Director of Treasury & Investor Relations
Investors@solobrands.com

Three Part Advisors, LLC
Sandy Martin: smartin@threepa.com, 214-616-2207
Steven Hooser: shooser@threepa.com, 214-872-2710

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future financial results and financial condition, transformation efforts, product launches and anticipated demand, retail partnerships, anticipated tariffs and tariff refunds, our future ability to continue as a going concern, our liquidity, and the expected benefits of operational improvements and restructuring efforts,. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “guidance,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our future ability to continue as a going concern; our ability to realize expected benefits from our strategic plans; our ability to implement any restructuring and cost-reduction efforts; our limited liquidity; our ability to mitigate the impact of new and increased tariffs and similar restrictions on our business; our reliance on third-party manufacturers, which operate mostly outside of the U.S., and problems with, or the loss of, our suppliers or an inability to obtain raw materials; our dependence on cash generated from operations to support our business and our growth initiatives; our continued ability to comply with the listing standards of the NYSE; risks associated with fluctuations in the price of our Class A common stock; risks associated with our indebtedness, including the limits imposed by our indebtedness to invest in the ongoing needs of our business; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to design, develop and introduce new products; our ability to manage our future growth effectively; our ability to expand into additional markets; risks associated with our international operations; our inability to sustain historic growth rates; our ability to cost-effectively attract new customers and retain our existing customers; the highly competitive market in which we operate; our failure to maintain product quality and product performance at an acceptable cost; the impact of product liability and warranty claims and product recalls, including write-offs; geopolitical actions, natural disasters, or pandemics; the ability of our largest stockholders to influence corporate matters. These and other important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024, as will be updated in our Annual Report on Form 10-K for the year ended December 31, 2025, and any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings we make with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements speak only as of the date the statements are made and are based on information available to Solo Brands at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Availability of Information on Solo Brands’ Website and Social Media Profiles
Investors and others should note that Solo Brands routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Solo Brands investors website at https://investors.solobrands.com. We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Solo Brands investors website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Solo Brands to review the information that it shares at the “Investors” link located at the top of the page on https://solobrands.com and to regularly follow our social media profiles. Users may automatically receive email alerts and other information about Solo Brands when enrolling an email address by visiting "Investor Email Alerts" in the "Resources" section of Solo Brands investor website at https://investors.solobrands.com.

Social Media Profiles:
https://linkedin.com/company/solo-brands/
https://instagram.com/solobrands/
https://www.facebook.com/groups/368095467245044/

Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”); however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We use adjusted EBITDA as a non-GAAP financial measure, because we believe it is a useful indicator of our operating performance. Our management uses this non-GAAP measure principally as measures of our operating performance and believes that it is useful to our investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for a measure of our liquidity or operating performance prepared in accordance with U.S. GAAP and is not indicative of net income (loss) as determined under U.S. GAAP. In addition, the exclusion of certain gains or losses in the calculation of non-GAAP financial measures should not be construed as an inference that these items are unusual or infrequent as they may recur in the future, nor should it be construed that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA has limitations that should be considered before using it to evaluate our liquidity or financial performance. Some of these limitations are as follows.

Adjusted EBITDA excludes certain tax payments that may require a reduction in cash available to us; does not reflect our cash expenditures, or future requirements, for capital expenditures (including capitalized software developmental costs) or contractual commitments; does not reflect changes in, or cash requirements for, our working capital needs; does not reflect the cash requirements necessary to service interest or principal payments on our debt; excludes certain purchase accounting adjustments related to acquisitions; and excludes equity-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy.

In addition, other companies may define and calculate Adjusted EBITDA differently than us, thereby limiting the usefulness of this non-GAAP financial measure as a comparative tool. Because of these and other limitations, you should consider Adjusted EBITDA only as supplemental to other U.S. GAAP-based financial performance measures.

Adjusted EBITDA

We calculate adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization expenses, restructuring, contract termination and impairment charges, equity-based compensation expense, and other costs that are believed by management to be non-operating in nature and not representative of the Company’s core operating performance, as listed below under “Non-GAAP Adjustments”.

Non-GAAP Adjustments

In addition to the costs specifically noted under the non-GAAP metrics above, the Company believes that evaluation of its financial performance can be enhanced by a supplemental presentation of results that exclude costs believed by management to be non-operating in nature and not representative of the Company’s core operating performance. These costs are excluded in order to enhance consistency and comparability with results in prior periods that do not include such items and to provide a basis for evaluating operating results in future periods.
•Restructuring, contract termination, impairment and related charges - For 2025, represents charges related to impairment of long lived assets, cost saving initiatives, such as the reduction in force, closure of distribution centers, owned retail store lease terminations, impairments and modifications, termination of underperforming licensing arrangements and other contracts, retention payments to key personnel, as well as costs related to the engagement of strategic consulting firms for operational planning, legal entity reorganizations, additional cost saving initiative identification and internal management reporting optimization. Amortization expense - Represents the non-cash amortization of the following:
•intangible assets related to the reorganization transactions in 2020 and the 2021 and 2023 acquisitions and additions to patents in regard to their defense;
•website development costs; and
•capitalized software.
•Depreciation expense - Represents the non-cash depreciation of the following:
•property and equipment; and
•tooling depreciation - tooling used in the manufacturing process that is recognized within cost of goods sold.
•Business optimization and expansion expenses - Includesthe loss recognized from the transaction with the former sellers of TerraFlame in 2025 as well as software implementation fees in related to the optimization and enhancement of our information technology infrastructure.
•Costs associated with the refinancing amendment - Represents strategic consulting engagement expenses incurred in conjunction with the 2025 Refinancing Amendment, specific to the 2025 Revolving Credit Facility.
•Equity-based compensation expense - Represents the non-cash expense related to the incentive units, restricted stock units, options, performance stock units, special performance stock units, executive performance stock units and employee stock purchases, with vesting occurring over time and settled with the Company’s Class A common stock. Forfeitures are recognized in the period incurred and reflected as a reduction of the non-cash expense previously recognized for awards not yet vested.
•Transaction costs - Represents costs for professional service fees incurred in connection with potential and completed registered securities offerings and merger and acquisition activities.
•Management transition costs - Represents costs primarily related to executive transition costs for executive search fees and related costs for the transition of certain members of management, such as severance costs.
•Inventory fair value write-ups - Represents the recognition of fair market value write-ups of inventory accounted for under ASC 805 related to prior period acquisitions.
•Sales tax audit expense - Represents a one-time sales tax assessment related to prior periods.
•Changes in fair value of contingent earn-out liability - Represents the charge to mark the contingent earn-out consideration to fair value in connection with the prior period acquisitions.

Adjusted EBITDA

The following table reconciles consolidated net income (loss) to adjusted EBITDA for the periods presented:

Year Ended December 31,
(dollars in thousands)	2025
Net income (loss)	$ (145,437)
Interest expense	26,560
Income tax (benefit) expense	3,422
Depreciation and amortization expense	28,542
EBITDA	$ (86,913)
Restructuring, contract termination, impairment and related charges	93,495
Business optimization and expansion expense	5,741
Equity-based compensation expense	2,087
Changes in fair value of contingent earn-out liability	(787)
Management transition costs	190
Transaction costs	325
Costs associated with the refinancing amendment	4,341
Inventory fair value write-ups	—
Sales tax audit expense	—
Adjusted EBITDA	$ 18,479